Exhibit 10.4
AUTODESK, INC.
INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
(as amended and restated effective September 21, 2011)
(Sub-Plan of the Autodesk, Inc. 1998 Employee Qualified Stock Purchase Plan, as amended and restated)
The following constitute the provisions of the International Employee Stock Purchase Plan, as amended and restated (herein called the “Sub-Plan”) of Autodesk, Inc. (herein called the “Company”), a sub-plan of the Autodesk, Inc. 1998 Employee Qualified Stock Purchase Plan, as amended and restated (herein called the “US Plan”).
1.Purpose. The Sub-Plan is intended to provide eligible Employees of the Company’s Affiliates the opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company’s common stock at periodic intervals with their accumulated payroll deductions or other approved contributions. The Sub-Plan is not intended to qualify as an employee stock purchase plan under Section 423 (b) of the U.S. Internal Revenue Code of 1986, as amended.
All provisions of this Sub-Plan shall be governed by the U.S. Plan, except as otherwise provided herein.
The Sub-Plan became effective on the designated Effective Date.
2.
    Definitions.
All definitions in the Sub-Plan shall be interpreted in accordance with the U.S. Plan except as otherwise provided herein.
(a)
    “Affiliate” shall mean a corporation, partnership, joint venture or other business entity, or branch of such business entity, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or an Affiliate.
(b)
    “Effective Date” shall mean December 6, 2007; provided, however, that any Affiliate which extends the benefits of this Sub-Plan to its Employees after December 6, 2007, shall designate a subsequent Effective Date with respect to its employee-Participants.
(c)
    “Employee” shall mean any person employed by an Affiliate.

(d)
     “Participant” means any Employee who meets the eligibility and participation requirements set forth in Sections 3 and 4, below.
3.
    Eligibility. Each individual who is (a) an Employee as of the last day of the Enrollment Period for the applicable Offering Period, and (b) employed by an Affiliate (or legal extension of an Affiliate, such as a branch office) operating in one of the countries listed on the attached Schedule A (which Schedule A may be amended form time to time by the Board or a committee thereof), shall be eligible to participate in the Sub-Plan for that Offering Period.
4.
    Participation.
(a)
    An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions or other approved contributions on the form provided by the Company and filing it with the Company’s payroll office during the Enrollment Period for the applicable Offering Period, unless a later or earlier time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering.
(b)
    Payroll deductions for a Participant shall continue at the rate specified in the subscription agreement throughout the Offering Period with automatic re-enrollment for the Offering Period which commences the day after the Exercise Date at the same rate specified in the original subscription agreement, subject to any change in subscription rate made pursuant to Section 6(c) of the U.S. Plan, unless sooner terminated by the participant as provided in Section 11 of the U.S. Plan.
5.
    Payroll Deductions and Other Approved Contributions.
(a)
    Except to the extent otherwise determined by the Board, payroll deductions shall be made in accordance with Section 6 of the U.S. Plan. The Board may, at its discretion, approve other methods of contributions including, without limitation, check, cash or standing order of the Participant’s individual bank account.
(b)
    The amounts so collected shall be credited to the participant’s individual book account under the Sub-Plan, initially in the currency in which paid by the Affiliate until converted into U.S. Dollars. Accordingly, all purchases of Common Stock under the Sub-Plan are to be made with the U.S. Dollars into which the payroll deductions for the Offering Period or other approved contributions have been converted. The amounts collected from a participant may be commingled with the general assets of the Company or the Affiliate and may be used for general corporate purposes, except as otherwise required by local law.
(c)
    For purposes of determining the number of shares purchasable by a participant, the payroll deductions or other approved contributions credited to each participant’s book account during each Exercise Period shall be converted into U.S. Dollars on the Exercise Date for that Exercise Period on the basis of the exchange rate in effect on such date. The Board shall have the absolute discretion to determine the applicable exchange rate to be in effect for each Exercise Date by any reasonable method (including, without limitation, the exchange rate actually used by the Company for its intra-Company financial transactions for the month of such transfer). Any changes or fluctuations in the exchange rate at which the payroll deductions or other approved contributions collected on the participant’s behalf are converted into U.S. Dollars on each Exercise Date shall be borne solely by the participant.
6.
    Grant of Option. The grant of the option and the purchase price of the option shall be in accordance with Section 7 of the U.S. Plan.
7.
    Exercise of Option. The exercise of the option shall be in accordance with Section 8 of the U.S. Plan.
8.
    Withdrawal; Termination of Employment.
(a)
    A Participant may withdraw all but not less than all the payroll deductions or other approved contributions credited to his or her account under the Sub-Plan at any time prior to the Exercise Date of the Offering Period by giving written notice to the Company. All of the Participant’s payroll deductions or other approved contributions credited to his or her account will be paid to him or her at the next pay date after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period.
(b)
    Upon termination of the participant’s Continuous Status as an Employee prior to the Exercise Date for any reason, including retirement or death, the payroll deductions or other approved contributions credited to his or her account will be returned to the participant’s or, in the case the of Participant’s death, to the person or persons entitled thereto under Section 15 of the U.S. Plan, and his or her option will be automatically terminated.
(c)
    A Participant’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

9.
    Transfer of Employment.
(a)
    In the event that a Participant who is an Employee of an Affiliate is transferred and becomes an employee of the Company during an Offering Period under the Sub-Plan, such individual may, subject to the terms and eligibility of the U.S. Plan, become a participant under the U.S. Plan for the duration of the Offering Period in effect at that time. Unless otherwise required under local law, any payroll deductions or other approved contributions may continue to be held by the Affiliate former employer of the Participant for the remainder of the Offering Period. At the next Exercise date, all payroll deductions and other approved contributions made by or to the Company or the Affiliate shall be aggregated for the purchase of shares subject to the terms and limitations of the U.S. Plan.
(b)
    In the event that an employee of the Company who is a participant in the U.S. Plan is transferred and becomes an Employee of an Affiliate during an Offering Period in effect under the U.S. Plan, such individual may become a participant under the Sub-Plan for the duration of the Offering Period in effect at that time. Unless otherwise required under local law, any payroll deductions may continue to be held by the Company for the remainder of the Offering Period. At the next Exercise date, all payroll deductions and other approved contributions made by or to the Company or Affiliate may be aggregated for the purchase of shares subject to the terms and limitations of the Sub-Plan.
10.
    Interest. No interest shall accrue on the payroll deductions or other approved contributions of a Participant in the Sub-Plan unless required by local law.
11.
    Stock.
(a)
    The shares of the Company’s Common Stock purchasable by Participants under the Sub-Plan shall be made available from shares reserved under the U.S. Plan and any shares issued under the Sub-Plan will reduce, on a share-for-share basis, the number of shares of Stock available for subsequent issuance under the U.S. Plan.
(b)
    The Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.
(c)
    Shares to be delivered to a Participant under the Sub-Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

12.
    Administration. The Sub-Plan shall be administered in accordance with Section 14 of the U.S. Plan. The Board may adopt rules or procedures relating to the operation and administration of the Sub-Plan to accommodate the specific requirements of the law and procedures of applicable jurisdictions. Without limiting the generality of the foregoing, the Board is specifically authorized to adopt rules and procedures regarding handling of payroll deductions or other approved contributions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates that vary with local requirements. The Board may also adopt rules, procedures or sub-plans applicable to particular Affiliates or jurisdictions. The rules of such sub-plans may take precedence over other provisions of this Sub-Plan, with the exception of Section 11 of the Sub-Plan, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Sub-Plan shall govern the operation of such sub-plan.
13.
    Transferability. Neither payroll deductions nor other funds credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Sub-Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 of the U.S. Plan) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 11 of the U.S. Plan. In order to comply with local law (including, without limitation, local securities and applicable exchange laws), the Company may require a Participant to retain the shares purchased on his or her behalf in a Company account or an account of a designated broker until the sale of such shares.
14.
    Use of Funds. All payroll deductions or other approved contributions received or held by the Company under the Sub-Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or other approved contributions unless required by local law.
15.
    Reports. Individual accounts will be maintained for each Participant in the Sub-Plan. Statements of account will be given to participating Employees annually promptly following the Exercise Date, which statements will set forth the amounts of payroll deductions or other approved contributions, the per share purchase price, the number of shares purchased and the remaining cash balance refunded or to be refunded, if any.
16.
    Amendment or Termination. The Board of Directors of the Company or its Committee appointed pursuant to the U.S. Plan may at any time terminate or amend the Sub-Plan. No such termination can affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant.

Notwithstanding any provision of the U.S. Plan or this Sub-Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have participants, the Company, by action of its duly authorized officers, in their sole discretion, shall have the power and authority at any time to establish “offering document” and similar addendums to this Sub-Plan to modify administrative procedures and other terms and procedures, to the extent such actions may be necessary or advisable and take any action that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, no action may be taken hereunder that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law or cause the U.S. Plan not to comply with Section 423 of the Code.
17.
    Notices. All notices or other communications by a participant to the Company under or in connection with the Sub-Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
18.
    Term of Sub-Plan. The Sub-Plan became effective on December 6, 2007, and shall continue in effect until the expiration or termination of the U.S. Plan.
19.
    Governing Laws. Except as otherwise expressly required under the laws of the local jurisdiction, the Sub-Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the state of California, United States of America without resort to that state’s conflict-of-laws rules. Should any provision of this Sub-Plan be determined by a court of competent jurisdiction to be unlawful or unenforceable for a country, such determination shall in no way affect the application of that provision in any other country, or any of the remaining provisions of the Sub-Plan.

Schedule A
Countries with Eligible Employees of Affiliates Participating in the
International Employee Stock Purchase Plan
(as of June 15, 2016)
Argentina
Australia
Austria
Belgium
Brazil
Canada
China*
Colombia
Czech Republic
Denmark
Finland
France
Germany
Greece
Hong Kong
Hungary
India
Indonesia
Ireland
Israel
Italy
Japan
Malaysia
Mexico
Netherlands
New Zealand
Norway
Philippines
Poland
Portugal
Qatar
Romania
Singapore
South Korea
Spain
Sweden
Switzerland
Taiwan
Thailand
Turkey
United Arab Emirates
United Kingdom

* Employees of Delcam subsidiaries located in China and Japan are not eligible to participate in the International Employee Stock Purchase Plan.